[MID OCEAN LIMITED/EXEL LIMITED JOINT LETTERHEAD]





Contacts:          EXEL Limited                        Mid Ocean Limited
                   Gavin R. Arton                      John M. Wadson
                   (441) 292-8515                      (441) 292-1358





                             MERGER OF EXEL LIMITED
                        AND MID OCEAN LIMITED COMPLETED
                                ---------------
                      EXEL Combines Reinsurance Operations

HAMILTON, BERMUDA, August 7, 1998 -- EXEL Limited (NYSE:XL) ("EXEL") and Mid Ocean Limited (NYSE:MOC) ("Mid Ocean") announced that approval for their merger has been received from the Grand Court of the Cayman Islands and that the transaction closed today.

"I am very pleased that the merger of our two companies is now finalized," stated Brian M. O'Hara, Presdient and Chief Executive Officer of EXEL. "The integration of our organizations is substantially completed and I am extremely pleased with how well our cultures have come together," Mr. O'Hara added.

EXEL also announced today that the combination of the principal reinsurance subsidiaries of EXEL and Mid Ocean, X.L. Global Reinsurance Company, Ltd. and Mid Ocean Reinsurance Company, Ltd., respectively, has been completed. Henry
C.V. Keeling has been named President and Chief Executive Officer of the combined company, which will operate as "X.L. Mid Ocean Reinsurance Company, Ltd." and have capital and surplus in excess of $1 billion.

EXEL Limited, through its subsidiaries, is a leading provider of general liability, directors and officers liablity, employment practices liability, political risk, X.L. Risk Solutions, excess property insurance and


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reinsurance  coverages  and financial  products to  industrial,  commercial  and professional service firms, insurance companies and other enterprises on a worldwide basis.

Mid Ocean Limited, through its wholly-owned subsidiaries, Mid Ocean Reinsurance Company, Ltd. and The Brockbank Group plc, provides a broad range of reinsurance and insurance products on a global basis.


This presentation may contain forward-looking statements. Actual results may differ materially from those predicted in such forward-looking statements. Additional information concerning factors that could cause actual results to differ from those in such forward-looking statements is contained in EXEL Limited's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and other documents on file with the Securities and Exchange Commission.

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